Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-124120) and on Form S-8 (Nos. 33-72848, 33-79826, 33-92182, 333-59383, 333-55110, 333-82658, 333-103348, 333-116191 and 333-136405) of Newfield Exploration Company of our report dated March 2, 2006 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A (Amendment No. 2).
/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Houston, Texas
February 28, 2007